Exhibit 99.1

CONNECTONE BANCORP, INC. COMPLETES MERGER

Englewood Cliffs, N.J., July 1, 2014 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank, today announced the completion of its previously announced merger under which the Company merged with the former ConnectOne Bancorp, Inc. The merger creates a $3 billion financial institution with 24 branches across Bergen, Essex, Hudson, Mercer, Monmouth, Morris, and Union counties. The combined company is one of the largest New Jersey-based banking institutions with increased scale, technology and lending capabilities serving middle market commercial businesses. Simultaneously with the completion of the merger, the Company changed its name to ConnectOne Bancorp, Inc.

The combined company retains the ConnectOne Bancorp and ConnectOne Bank name, will maintain the stock ticker symbol “CNOB” on the NASDAQ Global Select Market and will be headquartered in Englewood Cliffs, N.J. Management of the newly combined company will be overseen by Frank Sorrentino, who will serve as Chairman, Chief Executive Officer and President, and William S. Burns as Chief Financial Officer. Additionally, the combined company will have a 12-member Board of Directors drawn from the existing Boards of both companies. A systems integration and transition to ConnectOne’s operating platform is underway and expected to be completed the week of July 21, 2014.

“I want to thank and congratulate our employees, shareholders and clients on this watershed moment. Today we go to market as a stronger financial institution, with the scale and expanded resources the growing middle market needs to thrive,” said Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “Just as we set out to do with the creation of ConnectOne Bank, we’re delivering even more of the financial products, advanced technology and world-class customer service synonymous with our commitment to be ‘a better place to be’.”

The newly combined bank will have significantly improved financial strength, and clients will benefit from its diverse portfolio of business and personal banking, wealth management services and financial planning products, increased lending capabilities, greater access to best-in-class banking technology and expanded hours.

Based on financial results as of March 31, 2014, the combined company will have approximately $3.1 billion in total assets, $2.4 billion in total deposits and $2.2 billion in total loans. In accordance with the terms of the merger agreement, shareholders of the former ConnectOne Bancorp, Inc. received a fixed exchange ratio of 2.6 shares of Company common stock for each share of their old ConnectOne common stock.

Separately, the Company announced that Mr. Anthony C. Weagley, former President and Chief Executive Officer of Center and its bank subsidiary, Union Center National Bank, resigned from his positions with the Company and the Bank to pursue other professional opportunities.

Mr Sorrentino stated: “We want to thank Tony for his dedication and hard work in completing this merger. We wish him well in all his future endeavors.”

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 23 other banking offices.

For more information regarding ConnectOne Bank, visit https://www.ConnectOneBank.com.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, positioning and value creation) constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Center and ConnectOne and the combined company's plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. ConnectOne assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in ConnectOne's reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: difficulties and delays in integrating the Center and ConnectOne businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

ConnectOne Investor Contact:

William S. Burns

Executive VP & CFO, ConnectOne

201-816-4474; bburns@cnob.com

Media Contact:

Rachel Gerber, MWW

917.328.3277; rgerber@mww.com

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